Exhibit 10.5

OPTION PURCHASE AGREEMENT

This Option Purchase Agreement is dated as of July 6, 2025 (this “Agreement”), by and among Hercules Capital Management Corp., a British Virgin Islands exempted company (the “Seller”) and Marine Thinking Inc. (the “Buyer”).

 WHEREAS, the Seller is the sponsor of Eureka Acquisition Corp., (the “SPAC”), a special purpose acquisition company listed on the Nasdaq Stock Market LLC;

WHEREAS, in connection with the initial public offering of the SPAC, the SPAC, the Seller and other parties entered into a letter agreement dated July 2, 2024 (the “Letter Agreement”);

WHEREAS, the Seller is the holder of 1,635,500 Insider Shares (as defined in the Letter Agreement”) of the SPAC;

WHEREAS, the SPAC was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities;

WHEREAS, the Seller has agreed to grant to the Buyer, and the Buyer agrees to accept from the Seller, an option (the “Option”) to purchase 583,333 Insider Shares (the “Option Securities”) on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Option.

1.1	Option Terms: In consideration of the receipt of the Purchase Price (as defined below), the Seller hereby grants to the Buyer the Option for the Option Securities to be acquired from the Seller, at the Exercise Price, at any time during the Exercise Period (defined below) any or all of the Option Securities, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances.

1.2	Purchase Price: The Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, the Option for a total consideration of 1,750,000.00 United States dollars (the “Purchase Price”). The Buyer shall pay the Purchase Price to the Seller as follows:

(a) $200,000.00 payable within three (3) business days of the execution of this Agreement;

(b) $700,000.00 payable one (1) month after the execution of this Agreement;

(c) $850,000.00 payable two (2) month after the execution of this Agreement.

The Purchase Price portion is to be paid by wire transfer of immediately available funds in United States dollars to the bank account designated by the Seller. For the avoidance of doubt, if the Buyer does not purchase all tranches, the Buyer will retain the rights to the Options over Option Securities already paid for and no portion of the Purchase Price already paid shall be refundable.

1.3	Exercise Period: Subject to the terms and conditions hereto, the Option will be exercisable in whole or in part commencing on the expiration or early release of applicable transfer restrictions on the Option Securities as set forth in the Letter Agreement ending on the date that is ten years from the date hereof (the “Exercise Period”). The Option cannot be transferred to any third-party nominee without prior written consent of the Seller.

1.4	Exercise Price: The aggregate exercise price of the Option is $1.00 for all of the Option Securities (the “Exercise Price”).

1.5	Exercise: The Buyer may exercise the Option in whole or in part at any time during the Exercise Period, by serving a written notice on the Seller (the “Exercise”). Upon receipt of such notice and payment of the Exercise Price, the Seller shall take all necessary actions to promptly transfer the Option Securities to the Buyer.

Section 2. Restrictions. The Buyer acknowledges that following the Exercise, the Option Securities will remain subject to the restriction set forth in the Letter Agreement, to the extent applicable.

Section 3. Termination. Prior to the issuance of the Option, this Agreement may be terminated by (i) the mutual written agreement by the Buyer and the Seller; or (ii) by the Seller if the Buyer failed to pay the Purchase Price pursuant to Section 1.2.

Section 4.  No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 5.  Investment Representations. The Buyer acknowledges that it shall bear the risk of the investment in the Option and the underlying Option Securities for an indefinite period. The Buyer further acknowledges that the transaction contemplated hereunder shall be effected pursuant to an exemption from the registration requirements under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof and/or Regulation D. The Buyer understands that the Option Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. If in the future, the Buyer decides to offer, resell, pledge or otherwise transfer the Option Securities, such Option Securities may be offered, resold, pledged or otherwise transferred only pursuant to (i) an effective registration under the Securities Act, or (ii) an available exemption from registration.

The Option and underlying Option Securities are being acquired solely for the Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Buyer is not relying on any oral representation made by the Seller as to the SPAC or its operations, financial condition or prospects.

Section 6. Seller’s Representations. The Seller is the registered and beneficial owner of the Option Securities as of the date hereof, with good and marketable title thereto, free and clear of all encumbrances with full power and absolute authority to sell, assign and transfer the Option Securities. The Seller has not granted any lien, charge, pledge, security interest or other encumbrance against the Option Securities and the Seller has the full right and authority to sell, assign and transfer the Option Securities in accordance with the terms hereof.

Section 7. Seller’s Covenants. The Seller agrees not to sell, transfer, mortgage, pledge or in any way deal with the Option Securities until the expiry of the Exercise Period other than in accordance with this Agreement unless otherwise directed by the express written consent of the Buyer.

Section 8. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by electronic means, with affirmative confirmation of receipt, or two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

if to the Seller:

Hercules Capital Management Corp

(+1) 949 899 1827

info@hercules.global

if to the Buyer:

Marine Thinking Inc.

[Address] Suite 110, 1096 Marginal Road,Halifax, NS B3H 4N4

[Telephone] 902-422-6888

[Email] info@marinethinking.com

Section 9. Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Buyer may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more of its Affiliates. For the purposes of this Section, “Affiliate” means, with respect to any person, any other person that directly or indirectly controls, is controlled by, or is under common control with that other person. This Agreement will enure to the benefit of and be binding upon the parties and their permitted assigns.

Section 10. Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of law principles.

Section 11. Entire Agreement. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter, and all prior or contemporaneous negotiations, discussions, agreements or understandings are merged herein and are superseded hereby.

Section 12. Amendments and Waivers. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

Section 13. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SELLER:

/s/ Fen Zhang
Hercules Capital Management Corp
Name:	Fen ZHANG

BUYER:

/s/ Lishao Wang
Marne Thinking Inc.
Name:	Lishao Wang

AMENDING AGREEMENT

THIS AGREEMENT is made on the 2nd day of September, 2025 (the “Effective Date”)

BETWEEN:

HERCULES CAPITAL MANAGEMENT CORP., a corporation incorporated under the laws of British Virgin Islands (the “Seller”)

– and –

MARINE THINKING INC., a corporation incorporated under the federal laws of Canada (the “Buyer”, together with the Purchaser, the “Parties”)

WHEREAS the Seller and the Buyer entered into an option purchase agreement dated as of July 6, 2025 (the “Option Purchase Agreement”) in connection with the grant by the Seller to the Buyer the option to purchase 583,333 Insider Shares (as such term is defined in the letter agreement dated July 2, 2024 between Eureka Acquisition Corp. (“SPAC”), the Seller and other parties) in the capital of SPAC registered in the name of the Seller pursuant to the terms of the Option Purchase Agreement;

AND WHEREAS the Parties wish to amend certain terms of the Option Purchase Agreement as set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the respective covenants and agreements of the Parties hereinafter set forth, the Parties hereby covenant and agree as follows:

1. Upon signing of this Agreement, the Parties hereby agree that the amendments set forth herein shall be deemed to have taken effect as of the Effective Date.

2. The Parties hereby agree to remove Section 1.2 Purchase Price of the Option Purchase Agreement in its entirety and replace with the following:

“1.2 Purchase Price: The Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, the Option for a total consideration of 1,750,000.00 United States dollars (the “Purchase Price”). The Buyer shall pay the Purchase Price to the Seller as follows:

(a) $200,000 payable within three (3) business days of the execution of this Agreement;

(b) $700,000 payable one (1) month after the execution of this Agreement;

(c) $850,000 payable on November 7, 2025.

The Purchase Price portion is to be paid by wire transfer of immediately available funds in United States dollars to the bank account designated by the Seller. For the avoidance of doubt, if the Buyer does not purchase all tranches, the Buyer will retain the rights to the Options over Option Securities already paid for and no portion of the Purchase Price already paid shall be refundable.”

3. All capitalized terms hereof, unless otherwise defined, shall have the meanings ascribed thereto in the Option Purchase Agreement.

4. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of law principles.

5. The Option Purchase Agreement, as amended by this Agreement, constitutes the entire agreement between the Parties pertaining to the subject matter hereof.

6. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Buyer may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more of its Affiliates. For the purposes of this Section, “Affiliate” means, with respect to any person, any other person that directly or indirectly controls, is controlled by, or is under common control with that other person. This Agreement will enure to the benefit of and be binding upon the parties and their permitted assigns.

7. This Agreement may be executed in any number of counterparts (by original or electronic signature), each of which when so executed and delivered shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

THIS AGREEMENT has been executed by the Parties as of the Effective Date.

SELLER:

/s/ Fen Zhang
Hercules Capital Management Corp
Name:	Fen ZHANG Title:

BUYER:

/s/ Lishao Wang
Marine Thinking Inc.
Name:	Lishao Wang
Title:	Director